UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant x                      Filed by a Party other than the Registrant —

Check the appropriate box:

--	Preliminary Proxy Statement

--	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

--	Definitive Proxy Statement

x	Definitive Additional Materials

--	Soliciting Material Pursuant to §240.14a-12

SOTHEBY’S

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x	No fee required.

--	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

--	Fee paid previously with preliminary materials.

--	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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SOTHEBY’S
IMPORTANT ANNUAL MEETING INFORMATION
Vote by Internet

• Go to www.investorvote.com/BID

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Sotheby’s Stockholder Meeting to be Held on Thursday, May 3, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/BID.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 19, 2018 to facilitate timely delivery.

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02SBDA

Dear Sotheby’s Stockholder:

The 2018 Annual Meeting of Stockholders of SOTHEBY’S (the “Company”) will be held on Thursday, May 3, 2018, at the Company’s offices located at 1334 York Avenue, New York, New York, at 9:00 a.m., local time, for the following purposes:

Proposals to be considered at the Annual Meeting:

1.	Election of the following eleven (11) individuals as directors: 01 Jessica M. Bibliowicz; 02 Linus W. L. Cheung; 03 Kevin C. Conroy; 04 Domenico De Sole; 05 The Duke of Devonshire; 06 Daniel S. Loeb; 07 Marsha E. Simms; 08 Thomas S. Smith, Jr.; 09 Diana L. Taylor; 10 Dennis M. Weibling; and 11 Harry J. Wilson.

2.	Advisory vote on executive compensation.

3.	Approval of a change in director compensation.

4.	Adoption of 2018 Equity Incentive Plan.

5.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

6.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 4 and 5.

The Board of Directors has fixed the close of business on March 12, 2018 as the record date (the “Record Date”) for determining the stockholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Meeting Location:

Sotheby’s

1334 York Avenue

New York, New York 10021

Directions to Meeting:

These may be obtained on the internet at http://investor.shareholder.com/bid/proxy.cfm

The following Proxy Materials are available for you to review online:

•	The Company’s 2018 Proxy Statement;

•	The Company Annual Report for the year ended December 31, 2017 (which is not deemed to be part of the official proxy soliciting materials); and

•	Any amendments to the foregoing materials that are required to be furnished to stockholders.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.investorvote.com/BID. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Sotheby’s” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 19, 2018.
02SBDA